UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019 (April 23, 2019)

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34186	03-0491827
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2019, the Board of Directors (the “Board”) of Vanda Pharmaceuticals Inc. (the “Company”) elected Phaedra Chrousos, age 39, as a director of the Company, effective immediately. Ms. Chrousos’ initial term will expire at the Company’s 2021 annual meeting of stockholders. In connection with Ms. Chrousos’ election, and pursuant to the Company’s bylaws, the Board has increased the number of directors from five to six. The full text of the press release announcing Ms. Chrousos’ election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Ms. Chrousos has served since November 2018 as the Chief Strategy Officer of The Libra Group, where she leads a wide range of strategic initiatives spanning technology transformation to operational development. Headquartered in New York and London, The Libra Group is a diverse, international business group that is active in 35 countries and focused on six business areas: aviation, energy, hospitality, real estate, shipping, and diversified investments. Immediately prior to being appointed Chief Strategy Officer, Ms. Chrousos served as the group’s Chief Innovation Officer from October 2016 to October 2018. Previously, Ms. Chrousos served as a political appointee for the Obama Administration from June 2014 to July 2016 in various roles, including as an Associate Administrator for the General Services Administration. In this capacity, Ms. Chrousos led the Office of Citizen Services and 18F, a digital services team that implemented online service delivery projects and open data initiatives at more than a dozen agencies, including NIH, HHS and the VA. Prior to her departure from the Administration, Ms. Chrousos helped found the Technology Transformation Service, which serves as a foundation for the government’s ongoing digital transformation; she served as its Founding Commissioner. Prior to entering public service, Ms. Chrousos co-founded and led two companies, including HealthLeap, a health tech company that reimagined the way doctors and patients communicate. HealthLeap was acquired by Vitals.com 10 months after its launch. Ms. Chrousos served as HealthLeap’s President from September 2009 to December 2010 and Vitals.com’s Vice President responsible for HealthLeap from December 2010 to November 2011. She also has several years of consulting experience with The Boston Consulting Group and The World Bank. Ms. Chrousos sits on several non-profit boards, including that of a maternal mental health foundation, and was twice named one of the Federal Government’s ‘50 Women in Technology’ by FedScoop and one of Greece’s ‘40 under 40’ by Fortune Magazine. Ms. Chrousos holds a B.A. from Georgetown University, an MSc from The London School of Economics and Political Science, and an M.B.A. from Columbia Business School.

Pursuant to the Company’s outside director compensation program, Ms. Chrousos was granted an option to purchase 35,000 shares of the Company’s common stock at an exercise price of $17.31 per share, the closing price per share of the common stock on April 23, 2019, the date on which she joined the Board. Twenty-five percent of such option will vest following one year of continuous service on the Board, with the remaining 75% vesting in equal monthly installments over a period of three years thereafter while Ms. Chrousos continues to provide service as a member of the Board. In the event of a change of control of the Company, the option will accelerate and become immediately exercisable. Ms. Chrousos will also receive a $45,000 annual fee, payable quarterly. In addition, she will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2019, an option to purchase 10,000 shares of the Company’s common stock and 5,000 shares of the Company’s common stock underlying a restricted stock unit award. Such annual option and restricted stock unit awards will vest one year from the date of grant, except that in the event of a change of control of the Company the option or restricted stock unit will accelerate and become immediately 100% vested. The outside director compensation program will be described in further detail in the Company’s Definitive Proxy Statement for its 2019 annual meeting of stockholders to be filed with the Securities and Exchange Commission in April 2019.

Ms. Chrousos and the Company have entered into an indemnification agreement requiring the Company to indemnify her to the fullest extent permitted under Delaware law with respect to her service as a director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-130759), as originally filed on December 29, 2005.

The Board has determined that Ms. Chrousos is an independent director in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Global Market.

On April 23, 2019, Vincent J. Milano notified the Board that he would resign from the Board as a Class II director effective as of the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) so that he may devote his full time efforts to his other commitments. With best wishes, the Company thanks Mr. Milano for his dedicated service and valuable contribution as a member of the Board since 2010. In accordance with the Company’s Certificate of Incorporation and Bylaws, the Board will reduce the number of directors of the Company from six to five effective upon the expiration of Mr. Milano’s term at the Annual Meeting. The Board will appoint one of the other current directors to succeed Mr. Milano as a member of the Audit Committee and Chairman of the Compensation Committee of the Board effective upon his resignation at the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Vanda Pharmaceuticals Inc. dated April 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2019	VANDA PHARMACEUTICALS INC.

	By:	/s/ Timothy Williams
Name: Timothy Williams
Title: Senior Vice President, General Counsel and Secretary